EXHIBIT 95

Mine Safety and Health Administration Safety Data

We believe that Arch Coal, Inc. (“Arch Coal”) is one of the safest coal mining companies in the world.  Safety is a core value at Arch Coal and at our subsidiary operations.  We have in place a comprehensive safety program that includes extensive health & safety training for all employees, site inspections, emergency response preparedness, crisis communications training, incident investigation, regulatory compliance training and process auditing, as well as an open dialogue between all levels of employees.  The goals of our processes are to eliminate exposure to hazards in the workplace, ensure that we comply with all mine safety regulations, and support regulatory and industry efforts to improve the health and safety of our employees along with the industry as a whole.

The operation of our mines is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act).  MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act.  We present information below regarding certain mining safety and health violations, orders and citations, issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations.  In evaluating the above information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated.

The table below sets forth for the three months ended September 30, 2015 for each active MSHA identification number of Arch Coal and its subsidiaries, the total number of: (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) proposed assessments from MHSA (regardless of whether Arch Coal has challenged or appealed the assessment); (vii) mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of September 30, 2015) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed (in thousands) ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (yes/no)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period(1) (#)
Active Operations
Lone Mountain Darby Fork / 15-02263	0	—	—	—	—	2.6	—	No	No	—	—	—
Lone Mountain Clover Fork / 15-18647	7	—	—	—	—	3.2	—	No	No	1	3	2
Lone Mountain Huff Creek / 15-17234	3	—	—	—	—	5.1	—	No	No	—	—	4
Lone Mountain 6C Mine / 44-06782	—	—	—	—	—	0.1	—	No	No	—	—	—
Lone Mountain Processing / 44-05898	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Mine #1 / 15-18734	—	—	—	—	—	0.5	—	No	No	—	—	—
Powell Mt. Middle Splint / 44-07207	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Raven Prep Plant / 15-17724	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Cabin Run / 18-00133	1	—	—	—	—	0.5	—	No	No	—	—	—
Vindex Bismarck / 46-09369	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Jackson Mt. / 18-00170	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Wolf Den Run / 18-00790	—	—	—	—	—	0.2	—	No	No	—	—	—
Cumberland River Pardee Plant / 44-05014	—	—	—	—	—	—	—	No	No	—	—	1
Cumberland River Band Mill Mine / 44-06816	—	—	—	—	—	0.7	—	No	No	—	—	—
Cumberland River Pine Branch #1 / 44-07224	2	—	—	—	—	0.1	—	No	No	—	—	2
Cumberland River Trace Fork #1 / 15-19533	—	—	—	—	—	—	—	No	No	—	—	2
Beckley Pocahontas Mine / 46-05252	13	—	—	—	—	29.5	—	No	No	5	8	14

Beckley Pocahontas Plant / 46-09216	—	—	—	—	—	0.9	—	No	No	—	—	—
Coal Mac Ragland Loadout / 46-08563	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Surface / 46-08984	—	—	—	—	—	1.0	—	No	No	—	—	—
Sentinel Mine / 46-04168	14	—	—	—	—	124.2	—	No	No	2	1	9
Sentinel Prep Plant / 46-08777	—	—	—	—	—	0.5	—	No	No	—	—	—
Mingo Logan Mountaineer II / 46-09029	18	—	—	—	—	101.9	—	No	No	3	6	9
Mingo Logan Cardinal Prep Plant / 46-09046	—	—	—	—	—	0.2	—	No	No	—	1	—
Mingo Logan Daniel Hollow / 46-09047	—	—	—	—	—	—	—	No	No	—	—	—
Leer #1 Mine / 46-09192	21	—	—	—	—	92.2	—	No	No	6	4	9
Arch of Wyoming Elk Mountain / 48-01694	—	—	—	—	—	—	—	No	No	—	—	—
Black Thunder / 48-00977	2	—	—	—	—	55.4	—	No	No	—	—	—
Coal Creek / 48-01215	—	—	—	—	—	0.4	—	No	No	—	—	—
West Elk Mine / 05-03672	10	—	—	—	—	12.5	—	No	No	—	—	6
Viper Mine / 11-02664	5	—	—	—	—	9.4	—	No	No	—	2	2
Holden 22 Prep Plant / 46-05909	—	—	—	—	—	0.3	—	No	No	—	—	—
Leer #1 Prep Plant / 46-09191	1	—	—	—	—	0.6	—	No	No	—	—	—
Wolf Run Mining — Sawmill Run Prep Plant / 46-05544	—	—	—	—	—	0.1	—	No	No	—	—	—

(1)                              See table below for additional details regarding Legal Actions Pending as of September 30, 2015.

Mine or Operating Name/MSHA Identification Number	Contests of Citations, Orders (as of September 30, 2015)	Contests of Proposed Penalties (as of September 30, 2015)	Complaints for Compensation (as of September 30, 2015)	Complaints of Discharge, Discrimination or Interference (as of September 30, 2015)	Applications for Temporary Relief (as of September 30, 2015)	Appeals of Judges’ Decisions or Orders (as of September 30, 2015)
Lone Mountain Clover Fork / 15-18647	—	2	—	—	—	—
Cumberland River / Trace Fork 15-19533	—	2	—	—	—	—
Beckley Pocahontas Mine / 46-05252	—	14	—	—	—	—
Sentinel Mine / 46-04168	—	9	—	—	—	—

Mingo Logan Mountaineer II / 46-09029	—	6	—	—	—	—
West Elk Mine / 05-03672	—	6	—	—	—	—
Viper Mine / 11-02664	—	1	—	—	—	1
Cumberland River Pine Branch #1 / 44-07224	—	2	—	—	—	—
Leer #1 / 46-09192	1	8	—	—	—	—
Lone Mountain Huff Creek / 15-17234	3	1	—	—	—	—
Cumberland River Pardee Loadout / 44-05014	—	1	—	—	—	—